Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS FIRST QUARTER 2026 RESULTS

Q1 FINANCIAL RESULTS
▪Net loss: ($18.4) million
▪Same-Property Hotel EBITDA: $82.2 million, $8.2 million above the high end of the Company’s outlook
▪Adjusted EBITDAre: $73.3 million, $9.3 million above the outlook’s high end
▪Adjusted FFO per diluted share: $0.32, exceeding the outlook’s high end by $0.09

Q1 HOTEL OPERATING RESULTS & TRENDS
▪Exceptional Operating Outperformance: Same-Property Hotel EBITDA +27.6% to $82.2 million; Adjusted EBITDAre +29.5% to $73.3 million; Adjusted FFO per diluted share doubled to $0.32.
▪Significant Margin Expansion and Strong Flow-Through: Same-Property Total Revenue +10.2%, while Same-Property Total Expenses rose just +5.6%, driving 327 bps of Same-Property Hotel EBITDA margin expansion.
▪Broad-Based Operating Strength Across Urban and Resort Markets: Same-Property RevPAR +11.8% and Total RevPAR +10.1%, led by San Francisco (RevPAR +44.5%), Los Angeles (+31.5%), San Diego Urban (+8.7%) and Resorts (+7.5%).

PROPERTY TRANSITIONS, INVESTMENTS & BALANCE SHEET
▪The Valorian Los Angeles, Curio Collection by Hilton: Completed the April 1 brand transition from Mondrian Los Angeles with no meaningful out-of-pocket costs; now managed by Pivot, the lifestyle operator of Davidson Hospitality Group.
▪Capital Investments: $11.9 million in Q1; on track for $65 to $75 million for the full year.
▪Balance Sheet: Net debt to trailing 12-month corporate EBITDA reduced to 5.5x from 5.9x at year-end 2025; ended Q1 with approximately $204.6 million in cash and restricted cash; weighted-average interest rate remained a sector-low 4.1%.

2026 OUTLOOK
▪Net income (loss): ($6.0) to $6.0 million
▪Same-Property Total RevPAR Growth Rate: 3.0% to 5.0%; midpoint increased by 75 bps
▪Adjusted EBITDAre: $336.0 to $348.0 million; midpoint increased by $10.0 million
▪Adjusted FFO per diluted share: $1.60 to $1.70; midpoint increased by $0.09

Note: See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-
GAAP financial measures used in the table above and elsewhere in this press release. The sector-low weighted average interest rate is based on Pebblebrook’s analysis of EDGAR filings to date for all listed lodging REITs.

“
Our first-quarter results significantly exceeded our outlook, a result of broad-based demand strength across the portfolio paired with disciplined expense management and continued success implementing strategic operating efficiencies. San Francisco had an exceptional quarter, Los Angeles recovered sharply, and San Diego and our resorts meaningfully outperformed. Leisure was robust, business travel continued its recovery, and group remained resilient. This drove significant year-over-year growth in Hotel EBITDA, Adjusted EBITDAre, and Adjusted FFO per diluted share.
“The quarter reinforced our core investment themes. The urban recovery continues to strengthen, our redeveloped resorts are contributing more as they ramp, and our strategic operating initiatives are converting top-line growth into stronger profitability and margin expansion.
“Looking ahead, current booking trends across both business and leisure remain encouraging, though visibility has shortened somewhat since late March and recent geopolitical events have increased economic risks and uncertainties. While we are raising our full-year outlook to reflect our significantly stronger-than-expected first-quarter results, we remain appropriately cautious towards the remainder of the year given an increasingly uncertain macroeconomic environment.”
-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

First Quarter Highlights

	First Quarter
Same-Property and Corporate Highlights	2026	2025	Var
	($ in millions except per share and RevPAR data)
Net loss	($18.4)	($32.2)	NM
Same-Property RevPAR(1,2)	$216	$193	11.8%
Same-Property Total RevPAR(1,2)	$346	$314	10.1%
Same-Property Room Revenues(1,2)	$214.5	$191.9	11.8%
Same-Property Total Revenues(1,2)	$343.8	$312.1	10.2%
Same-Property Total Expenses(1,2)	$261.6	$247.7	5.6%
Same-Property Hotel EBITDA(1,2)	$82.2	$64.4	27.6%
Adjusted EBITDAre(1)	$73.3	$56.6	29.5%
Adjusted FFO(1)	$37.0	$18.7	97.5%
Adjusted FFO per diluted share(1)	$0.32	$0.16	100.0%

NM = Not Meaningful

(1)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Same-Property Hotel EBITDA, EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations (“FFO”), FFO per diluted share, Adjusted FFO, and Adjusted FFO per diluted share.

(2)Includes information for all hotels the Company owned as of March 31, 2026.

“The first quarter’s exceptional strength was broad-based across our urban and resort markets and extended well beyond San Francisco and Los Angeles,” noted Mr. Bortz. “San Diego urban hotels delivered RevPAR growth of 8.7%, and Chicago increased 5.6%. Our resorts delivered another strong quarter, with RevPAR growing a robust 7.5%, Total RevPAR increasing 6.7%, and EBITDA improving 13.9%. Top resort performers included Newport Harbor Island Resort, Skamania Lodge, and LaPlaya Beach Resort & Club, while San Diego Mission Bay Resort, Paradise Point Resort & Spa, and Estancia La Jolla Hotel & Spa also posted impressive gains. These results reflect growing strength in leisure demand, healthy ancillary spend, and, importantly, the ongoing performance ramp-up from our completed multi-year strategic reinvestment program, which is generating strong revenue and cash flow growth across the portfolio.”
The Company’s strategic operating initiatives once again delivered positive results. While Same-Property Total Revenues increased 10.2%, well above the high end of the outlook, Same-Property Total Expenses rose just 5.6%, held within the outlook range, driving a 327-basis-point expansion in Same-Property Hotel EBITDA margins. More than half of the incremental Same-Property Revenue flowed to Same-Property Hotel EBITDA, highlighting the strength of the quarter’s flow-through. On a per-occupied-room basis, total expenses declined 2.8% and expenses before fixed costs declined 3.2%, reflecting stronger operating leverage than a year ago. Expense growth remained well controlled across key areas, including food and beverage and sales and marketing, while energy costs declined 2.8%, underscoring the sustained benefits of Pebblebrook’s operating initiatives.
Mondrian Los Angeles Rebranded as The Valorian Los Angeles
On April 1, 2026, Pebblebrook completed the rebranding of Mondrian Los Angeles as The Valorian Los Angeles, Curio Collection by Hilton. The rooftop venue, formerly Skybar, has been transformed into White Rabbit Sky Lounge. Pivot, the lifestyle operating division of Davidson Hospitality Group, now manages the hotel. The repositioning pairs an iconic Sunset Strip property with a new identity and Hilton’s global distribution platform, broadening demand channels and enhancing long-term earnings potential, while preserving its distinctive lifestyle character. Pebblebrook incurred no meaningful out-of-pocket transition costs, as franchise-related key money funded the changeover.

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“We are very excited about the transition to The Valorian,” commented Mr. Bortz. “The hotel is now better aligned with where the Sunset Strip and West Hollywood market are heading, pairing an experienced lifestyle operator in Pivot with Hilton's platform — and with favorable economics and flexibility for Pebblebrook.”
Capital Investments
During the first quarter, the Company invested $11.9 million in capital improvements across its portfolio, including guestroom renovations at Chaminade Resort & Spa and Revere Hotel Boston Common, both of which have been substantially completed.
For 2026, the Company anticipates investing $65 to $75 million, primarily for routine capital maintenance, property refreshes, and select revenue-enhancing and operating cost reduction improvements. This significantly lower, normalized capital run-rate is an important tailwind in 2026, supporting higher discretionary free cash flow for debt reduction and opportunistic share repurchases.
Balance Sheet and Share Repurchases
The Company continued to strengthen its balance sheet, with net debt to trailing 12-month corporate EBITDA declining to 5.5x as of March 31, 2026, from 5.9x at year-end 2025, reflecting both strong EBITDA growth and lower net debt. As of March 31, 2026, the Company held $204.6 million in cash, cash equivalents, and restricted cash, with $641 million of available capacity on its $650 million senior unsecured revolving credit facility. Combined with the Company’s lower normalized capital investments, this stronger balance sheet position enhances financial flexibility for debt reduction and opportunistic share repurchases.
The Company’s consolidated debt and convertible notes carry an estimated weighted-average interest rate of 4.1% and a weighted-average debt maturity of 3.0 years, with 98% effectively fixed and approximately 98% unsecured. Year to date, the Company repurchased 0.4 million common shares at an average price of $12.11 per share. Since October 2022, the Company has repurchased over 18.8 million common shares—approximately 14% of outstanding shares—at an average price of $13.34, representing a 43% discount to the midpoint of the Company’s most recently published NAV per share.
Common and Preferred Dividends
On March 16, 2026, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
2026 Outlook
The first-quarter performance reinforces the view that several of Pebblebrook’s key 2026 earnings drivers are gaining traction, including the continued recovery in San Francisco and Los Angeles, the ramp-up of recently redeveloped resorts, and the sustained benefits of the Company’s strategic operating initiatives. The quarter also demonstrated stronger revenue quality, with healthy out-of-room spending and improved weekday demand supporting higher profitability as occupancies rebuild.
The Company has raised its 2026 Outlook to reflect the exceptionally strong first-quarter results. The updated Outlook also reflects a prudent posture for the balance of the year, given reduced visibility, recent Middle East-related uncertainty, higher fuel prices, and broader macroeconomic risks that could increase volatility in travel demand and booking patterns. This Outlook assumes no acquisitions or dispositions and is based on current booking trends, macroeconomic conditions, and associated uncertainties.
All properties owned as of March 31, 2026 are included in the Same-Property portfolio for both 2026 and 2025.

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The Company’s 2026 Outlook is as follows:
	2026 Outlook		Variance to Prior Outlook
	As of 4/28/26		Var to 2/25/26
	($ in millions, except per share data)
	Low	High	Low	High
Net income (loss)	($6.0)	$6.0	$4.4	$2.4
Adjusted EBITDAre	$336.0	$348.0	$11.0	$9.0
Adjusted FFO	$184.0	$196.0	$10.5	$8.5
Adjusted FFO per diluted share	$1.60	$1.70	$0.10	$0.08
Free Cash Flow (Adjusted FFO less capital investments & common dividends)	$114.5	$116.5	$10.5	$8.5

This 2026 Outlook is based, in part, on the following estimates and assumptions:
	($ in millions)
	Low	High	Low	High
U.S. Hotel Industry RevPAR Growth Rate	0.0%	2.0%	—	—
Same-Property RevPAR variance vs. 2025	2.75%	4.75%	0.75%	0.75%
Same-Property Total RevPAR variance vs. 2025	3.0%	5.0%	0.75%	0.75%

Same-Property Total Revenue variance vs. 2025	3.1%	5.0%	0.8%	0.7%
Same-Property Total Expense variance vs. 2025	2.4%	3.8%	0.1%	0.1%

Same-Property Hotel EBITDA	$369.0	$381.0	$11.0	$9.0
Same-Property Hotel EBITDA variance vs. 2025	5.2%	8.6%	3.1%	2.6%

The Company’s Q2 2026 Outlook is as follows:
	Q2 2026 Outlook
	As of 4/28/26
	($ in millions, except per share data)
	Low	High
Net income	$19.5	$23.5
Adjusted EBITDAre	$106.0	$110.0
Adjusted FFO	$67.0	$71.0
Adjusted FFO per diluted share	$0.58	$0.62

This Q2 2026 Outlook is based, in part, on the following estimates and assumptions:
	($ in millions, except RevPAR data)
	Low	High
Same-Property RevPAR	$245	$250
Same-Property RevPAR variance vs. 2025	1.0%	3.0%
Same-Property Total RevPAR variance vs. 2025	1.0%	3.0%

Same-Property Total Revenue variance vs. 2025	1.0%	3.0%
Same-Property Total Expense variance vs. 2025	2.3%	3.8%

Same-Property Hotel EBITDA	$113.5	$117.5
Same-Property Hotel EBITDA variance vs. 2025	(2.1%)	1.3%

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First Quarter 2026 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Wednesday, April 29, 2026, beginning at 9:00 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news-and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.
About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 44 hotels and resorts, totaling approximately 11,000 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB on X.
This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook,” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts, and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations, or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this press release is as of April 28, 2026. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contact:
Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

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Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$4,974,733	$5,023,457
Cash and cash equivalents	196,207	184,185
Restricted cash	8,396	12,018
Hotel receivables (net of allowance for doubtful accounts of $225 and $241, respectively)	39,697	34,184
Prepaid expenses and other assets	85,137	94,330
Total assets	$5,304,170	$5,348,174

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	892,148	897,708
Convertible senior notes, net of unamortized debt premium and deferred financing costs	740,516	739,809
Unsecured senior notes, net of unamortized deferred financing costs	394,154	393,670
Mortgage loans, net of unamortized deferred financing costs	52,516	92,905
Accounts payable, accrued expenses and other liabilities	215,680	199,631
Lease liabilities - operating leases	333,030	333,068
Deferred revenues	113,800	104,900
Accrued interest	19,188	12,106
Distribution payable	11,611	11,639
Total liabilities	2,772,643	2,785,436
Commitments and contingencies
Shareholders' Equity:
Preferred shares of beneficial interest, $.01 par value (liquidation preference $676,724 at March 31, 2026 and December 31, 2025), 100,000,000 shares authorized; 27,068,962 shares issued and outstanding at March 31, 2026 and December 31, 2025	271	271
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 112,985,227 and 113,188,134 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	1,130	1,132
Additional paid-in capital	3,966,623	3,969,875
Accumulated other comprehensive income (loss)	3,268	605
Distributions and retained deficit	(1,534,069)	(1,503,262)
Total shareholders' equity	2,437,223	2,468,621
Non-controlling interests	94,304	94,117
Total equity	2,531,527	2,562,738
Total liabilities and equity	$5,304,170	$5,348,174

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Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)

	For the three months ended March 31,
	2026	2025
Revenues:
Room	$214,525	$197,010
Food and beverage	91,143	86,310
Other operating	39,988	36,946
Total revenues	$345,656	$320,266
Expenses:
Hotel operating expenses:
Room	$59,515	$58,523
Food and beverage	65,459	64,568
Other direct and indirect	107,114	104,123
Total hotel operating expenses	232,088	227,214
Depreciation and amortization	51,979	57,543
Real estate taxes, personal property taxes, property insurance, and ground rent	32,791	33,273
General and administrative	12,041	13,226
Impairment	7,688	—
Business interruption insurance income	—	(4,303)
Other operating expenses	1,018	550
Total operating expenses	337,605	327,503
Operating income (loss)	8,051	(7,237)
Interest expense	(26,314)	(27,133)
Other, net	(190)	(972)
Income (loss) before income taxes	(18,453)	(35,342)
Income tax (expense) benefit	17	3,162
Net income (loss)	(18,436)	(32,180)
Net income (loss) attributable to non-controlling interests	838	767
Net income (loss) attributable to the Company	(19,274)	(32,947)
Distributions to preferred shareholders	(10,427)	(10,631)
Net income (loss) attributable to common shareholders	$(29,701)	$(43,578)

Net income (loss) per share available to common shareholders, basic and diluted	$(0.26)	$(0.37)
Weighted-average number of common shares, basic and diluted	113,331,501	119,204,243

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Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

EBITDA for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

Same-Property Hotel EBITDA - The Company believes that Same-Property Hotel EBITDA provides investors an additional useful financial measure to evaluate hotel-level operating performance of hotels that were owned and fully operating any time during the period presented. Same-Property Hotel EBITDA is calculated by excluding from Hotel EBITDA the Hotel EBITDA attributed to hotels that were neither owned nor fully operating (whether due to significant redevelopment or disruption) any time during the period presented.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO and EBITDAre to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders and EBITDAre for the following items, which may occur in any period, and refers to these measures as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Early extinguishment of debt and deferred tax benefit: The Company excludes these items because the Company believes that including these adjustments in Adjusted FFO does not reflect the underlying financial performance of the Company and its hotels.
- Gain on insurance settlement, amortization of share-based compensation expense, hurricane-related costs and unrealized loss on investment: The Company excludes these items because it believes that including these costs in Adjusted FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted FFO should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre, Adjusted EBITDAre, and Same-Property Hotel EBITDA should not be considered as alternatives to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

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Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	For the three months ended March 31,
	2026	2025
Net income (loss)	$(18,436)	$(32,180)
Adjustments:
Real estate depreciation and amortization	51,923	57,487
Impairment	7,688	—
FFO	$41,175	$25,307
Distribution to preferred shareholders and unit holders	(11,591)	(11,795)
FFO available to common share and unit holders	$29,584	$13,512
Transaction costs	50	2
Non-cash ground rent on operating and finance leases	1,715	1,839
Management/franchise contract transition costs	80	5
Interest expense adjustment for acquired liabilities	319	324
Finance lease adjustment	765	755
Non-cash amortization of acquired intangibles	(52)	(472)
Early extinguishment of debt	627	—
Amortization of share-based compensation expense	2,306	3,219
Deferred tax provision (benefit)	(17)	(3,105)
Unrealized loss on investment	1,639	2,662
Adjusted FFO available to common share and unit holders	$37,016	$18,741

FFO per common share - basic	$0.26	$0.11
FFO per common share - diluted	$0.26	$0.11
Adjusted FFO per common share - basic	$0.32	$0.16
Adjusted FFO per common share - diluted	$0.32	$0.16

Weighted-average number of basic common shares and units	114,685,810	120,374,965
Weighted-average number of fully diluted common shares and units	115,268,553	120,833,056

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

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Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, Adjusted EBITDAre and Same-Property Hotel EBITDA
($ in thousands)
(Unaudited)

	For the three months ended March 31,
	2026	2025
Net income (loss)	$(18,436)	$(32,180)
Adjustments:
Interest expense	26,314	27,133
Income tax expense (benefit)	(17)	(3,162)
Depreciation and amortization	51,979	57,543
EBITDA	$59,840	$49,334
Impairment	7,688	—
EBITDAre	$67,528	$49,334
Transaction costs	50	2
Non-cash ground rent on operating and finance leases	1,715	1,839
Management/franchise contract transition costs	80	5
Non-cash amortization of acquired intangibles	(52)	(472)
Amortization of share-based compensation expense	2,306	3,219
Unrealized loss on investment	1,639	2,662
Adjusted EBITDAre	$73,266	$56,589
Business interruption insurance income	—	(4,303)
Corporate general and administrative and other expenses	8,933	8,541
Hotel EBITDA from non-same-property hotels	35	3,602
Same-Property Hotel EBITDA	$82,234	$64,429

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

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Pebblebrook Hotel Trust
Reconciliation of Q2 2026 and Full Year 2026 Outlook Net Income (Loss) to FFO and Adjusted FFO
(in millions, except per share data)
(Unaudited)

	For the three months ending June 30, 2026		For the year ending December 31, 2026
	Low	High	Low	High

Net income (loss)	$20	$24	$(6)	$6
Adjustments:
Real estate depreciation and amortization	49	49	196	196
Impairment	—	—	8	8
FFO	$69	$73	$198	$210
Distribution to preferred shareholders and unit holders	(12)	(12)	(46)	(46)
Repurchase of preferred shares	—	—	—	—
FFO available to common share and unit holders	$57	$61	$152	$164
Non-cash ground rent on operating and finance leases	2	2	7	7
Amortization of share-based compensation expense	3	3	10	10
Other	5	5	15	15
Adjusted FFO available to common share and unit holders	$67	$71	$184	$196
	.
FFO per common share - diluted	$0.50	$0.53	$1.32	$1.42
Adjusted FFO per common share - diluted	$0.58	$0.62	$1.60	$1.70

Weighted-average number of fully diluted common shares and units	115.1	115.1	115.2	115.2

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                        Page 11

Pebblebrook Hotel Trust
Reconciliation of Q2 2026 and Full Year 2026 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	For the three months ending June 30, 2026		For the year ending December 31, 2026
	Low	High	Low	High

Net income (loss)	$20	$24	$(6)	$6
Adjustments:
Interest expense and income tax expense	33	33	119	119
Depreciation and amortization	49	49	196	196
EBITDA	$102	$106	$309	$321
Impairment	—	—	8	8
EBITDAre	$102	$106	$317	$329
Non-cash ground rent on operating and finance leases	2	2	7	7
Amortization of share-based compensation expense	3	3	10	10
Other	(1)	(1)	2	2
Adjusted EBITDAre	$106	$110	$336	$348

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding the use of non-GAAP financial measures. Any differences are a result of rounding.

                                                        Page 12

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	For the three months ended March 31,
	2026	2025

Same-Property Occupancy	68.5%	63.0%
2026 vs. 2025 Increase	8.7%

Same-Property ADR	$315.18	$306.51
2026 vs. 2025 Increase	2.8%

Same-Property RevPAR	$215.78	$193.08
2026 vs. 2025 Increase	11.8%

Same-Property Total RevPAR	$345.82	$314.01
2026 vs. 2025 Increase	10.1%

Notes:
For the three months ended March 31, 2026, the above table of hotel operating statistics includes information from all hotels owned as of March 31, 2026.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                        Page 13

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

For the three months ended March 31,
2026
Same-Property RevPAR variance to 2025:
San Francisco	44.5%
Los Angeles	31.5%
San Diego	9.0%
Southern Florida/Georgia	7.5%
Chicago	5.6%
Portland	0.4%
Other Resort Markets	(0.8%)
Boston	(3.0%)
Washington, DC	(24.1%)

Urban	14.3%
Resorts	7.5%
Notes:
For the three months ended March 31, 2026, the above table of hotel operating statistics includes information from all hotels owned as of March 31, 2026.

"Other Resort Markets" includes:
Columbia River Gorge, WA, Santa Cruz, CA, and Newport, RI.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                        Page 14

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	For the three months ended March 31,
	2026	2025

Same-Property Revenues:
Room	$214,536	$191,898
Food and beverage	90,384	84,170
Other	38,907	36,014
Total hotel revenues	343,827	312,082

Same-Property Expenses:
Room	$59,529	$55,284
Food and beverage	64,336	62,029
Other direct	9,655	9,170
General and administrative	28,674	27,306
Information and telecommunication systems	6,223	5,636
Sales and marketing	25,903	24,730
Management fees	8,334	7,703
Property operations and maintenance	13,246	12,401
Energy and utilities	11,328	11,652
Property taxes	17,052	16,157
Other fixed expenses	17,313	15,585
Total hotel expenses	261,593	247,653

Same-Property Hotel EBITDA	$82,234	$64,429

Same-Property Hotel EBITDA Margin	23.9%	20.6%

Notes:
For the three months ended March 31, 2026, the above table of hotel operating statistics includes information from all hotels owned as of March 31, 2026.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                        Page 15

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2025	2025	2025	2025	2025

Occupancy	63%	78%	80%	69%	72%
ADR	$307	$311	$297	$289	$301
RevPAR	$193	$243	$237	$199	$218

Hotel Revenues	$312.1	$387.6	$377.4	$336.0	$1,413.1
Hotel EBITDA	$64.4	$116.0	$100.9	$69.6	$350.8
Hotel EBITDA Margin	20.6%	29.9%	26.7%	20.7%	24.8%

	First Quarter
	2026

Occupancy	68%
ADR	$315
RevPAR	$216

Hotel Revenues	$343.8
Hotel EBITDA	$82.2
Hotel EBITDA Margin	23.9%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of March 31, 2026. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

                                                        Page 16

Pebblebrook Hotel Trust
2026 Same-Property Inclusions

Notes:
The Company’s estimates and assumptions for 2026 Same-Property RevPAR, RevPAR Growth, Total Revenue Growth, Total Expense Growth, Hotel EBITDA, and Hotel EBITDA Growth include all hotels owned as of March 31, 2026, with no exclusions.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.

                                                        Page 17